WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                                  June 27, 2000

         PMC-Sierra, Inc.
         105-8555 Baxter Place
         Burnaby, British Columbia V5A 4V7
         Canada

                  Re:  Registration Statement on Form S-8

         Ladies and Gentlemen:

                  We have examined the Registration Statement on Form S-8 to be filed by PMC-Sierra, Inc. ("PMC") with the Securities and Exchange Commission on or about June 27, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 672,358 shares (the "Shares") of PMC common stock to be issued under PMC's assumed Malleable Technologies, Inc. 1998 Stock Incentive Plan ("Malleable Plan").

                  It is our opinion that, when shares of PMC are issued and sold pursuant to options granted in the manner described in the Malleable Plan, and pursuant to the agreements which accompany each option grant, the Shares will be legally and validly issued, fully paid and non-assessable.

                  We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                           Very truly yours,

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation

                                          /s/Wilson Sonsini Goodrich & Rosati